Exhibit 10.1

AMENDMENT
TO THE
2009 ROCKWOOD HOLDINGS, INC. STOCK INCENTIVE PLAN

Pursuant to Section 13 of the 2009 Rockwood Holdings, Inc. Stock Incentive Plan (the “Plan”), the Plan is hereby amended as follows:

1.                                      Section 4(d) is amended by the addition of the following to the end thereof:

“Notwithstanding the foregoing, without stockholder approval, except as otherwise permitted under Section 9 of the Plan, (i) no waiver, amendment or modification of an Award may reduce the Option Price of any Option or the exercise price of any Stock Appreciation Right, (ii) the Committee may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right (with a lower Option Price or exercise price, as the case may be) or other Award or cash (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.”

2.                                      Except as expressly modified herein, the Plan shall remain in full force and effect.